Exhibit 99.2
                        JOINT FILERS' NAMES AND ADDRESSES

1.   Name:     Warburg Pincus Partners LLC
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017

2.   Name:     Warburg Pincus LLC
     Address:  466 Lexington Avenue
               New York, NY 10017

3.   Name:     Warburg Pincus & Co.
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017

4.   Name:     Charles R. Kaye
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017

5.   Name:     Joseph P. Landy
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017